CONSENT OF MILLE AND McCOLLOM,
CERTIFIED PUBLIC ACCOUNTANTS


                                                           EXHIBIT 23.2.2

MILLER AND McCOLLOM
CERTIFIED PUBLIC ACCOUNTANTS
7400 WEST 14TH AVENUE, SUITE 10                         TELEPHONE (303) 237-3077
LAKEWOOD, COLORADO 80215                                FACSIMILE (303) 232-4856
                                                 E-MAIL: rmccollom@attglobal.net


We hereby consent to the use incorporated by reference in this Form S-3 of our report dated September 28, 2000, relating to the consolidated financial statements of Innovative Medical Services and consolidated subsidiaries including in the annual report Form 10-KSB for the fiscal year ended July 31, 2000.


/s/MILLER AND McCOLLOM
----------------------
   Miller and McCollom


May 24, 2001